UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2021

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Amended and Restated Contribution Agreement – Courtyard by Marriott – Aurora, Colorado

As previously disclosed in a Current Report on Form 8-K filed by Lodging Fund REIT III, Inc. (the “Company”) on September 8, 2020, the Company, through its operating partnership subsidiary Lodging Fund REIT III OP, LP (the “Operating Partnership”), entered into a Contribution Agreement with LN Hospitality Denver, LLC (the “Contributor”), dated as of September 1, 2020 (as amended, the “Original Contribution Agreement”), pursuant to which the Contributor agreed to contribute, using the proprietary Legendary Equity Preservation UPREIT structure, a Courtyard by Marriott hotel property located in Aurora, Colorado (the “Courtyard Aurora”) to the Operating Partnership.  The Contributor is not affiliated with the Company or Legendary Capital REIT III, LLC (the “Advisor”), the Company’s external advisor. On February 4, 2021, the Operating Partnership and the Contributor entered into an Amended and Restated Contribution Agreement (the “Amended Contribution Agreement”) which, among other things, adjusted the contribution price of the Courtyard Aurora and the distributions to be received by the Contributor. The aggregate consideration under the Amended Contribution Agreement is $27.9 million plus closing costs, subject to adjustment as provided in the Amended Contribution Agreement. The consideration consists of a new loan entered into by subsidiaries of the Operating Partnership with Access Point Financial, LLC (the “Lender”) of $15.0 million secured by the Courtyard Aurora (described in Item 2.03 below), $11.0 million of which is guaranteed by the Company, the issuance by the Operating Partnership of approximately $11.0 million in Series T Limited Units of the Operating Partnership, and the payment by the Operating Partnership of approximately $1.9 million in cash, which covered, among other things, capitalization of the Operating Partnership’s subsidiary, property taxes incurred before closing, and a partial prepayment of interest on the new loan (described in Item 2.03 below).

Pursuant to the Amended Contribution Agreement, the parties entered into an amendment to the amended and restated limited partnership agreement of the Operating Partnership to evidence the issuance of the Series T Limited Units to the Contributor. Such Series T Limited Units will not be entitled to any cash distributions during the twelve month period immediately following the closing and will be entitled to annual cash distributions of up to 4.32% of the  initial value of the Series T Limited Units for the second year after closing, up to 5.77% of the initial value of the Series T Limited Units for the third year after closing, and up to 3.2% of the initial value of the Series T Limited Units for the fourth year after closing, depending on the net operating income (“NOI”) of the Courtyard Aurora during each such applicable year. Such distributions are subordinate to the lease payment due to a subsidiary of the Operating Partnership owning the Courtyard Aurora (the “TRS lease”) and will not be paid to the Contributor until any cumulative unpaid balance of the TRS lease has been paid. The Series T Limited Units will convert into Common Limited Units of the Operating Partnership beginning 36 months, or at the option of the Contributor, up to 48 months, after the closing. The number of Common Limited Units to be issued to the Contributor upon conversion will be based on a capitalization rate applied to the then-current trailing 12-month NOI of the Courtyard Aurora, less amounts incurred or accrued by the Operating Partnership for (i) $512,423 contribution towards closing costs, (ii) the loan balance outstanding as of the closing date as assumed by Operating Partnership, (iii) loan assumption fees and related expenses, (iv) if applicable, costs of defeasance and related expenses, (v) any property improvement plan (“PIP”) and capital expenditures, (vi) operating cash infused by the Operating Partnership, (vii) any shortfall of a 10% minimum cumulative yield on the Company’s invested capital, and (viii) any other unrealized or unreimbursed costs of operating the Courtyard Aurora, calculated pursuant to the terms of the Amended Contribution Agreement, which may be higher or lower than the initial valuation of the Series T Limited Units.

In addition, pursuant to the terms of the Amended Contribution Agreement, during the term of Contributor’s side loan with Lender and after the Operating Partnership has obtained a certain return on its capital contribution to the Courtyard Aurora, the Operating Partnership shall make distributions to the Contributor based on a percentage of net cash flow from the Courtyard Aurora, and shall make certain additional distributions in the event that the Operating Partnership refinances the Courtyard Aurora Loan (defined in Item 2.03 below). All such distributions are further limited by cash flow and Operating Partnership returns to the extent the Operating Partnership contributes more than $3.0 million into the Courtyard Aurora.

Acquisition of Courtyard Aurora

On February 4, 2021, the Contributor contributed the Courtyard Aurora to the Operating Partnership for the contribution price described above. The Company funded the acquisition of the Courtyard Aurora with proceeds from the Company’s ongoing private offering, Series T units issued to the Contributor as described above, and a new loan secured by the Courtyard Aurora (described above and discussed in more detail in Item 2.03 below). The Courtyard Aurora is a newly constructed, 141-room select-service hotel that is expected to open in 2021.

Management of Courtyard Aurora

On February 4, 2021, the Company, through its subsidiary LF Aurora TRS, LLC (the “TRS Subsidiary”), entered into a Management Agreement with NHS, LLC dba National Hospitality Services (“NHS”), an affiliate of the Advisor which is wholly-owned by Norman Leslie, a director and executive officer of the Company and a principal of the Advisor, to provide property management and hotel operations management services for the Courtyard Aurora. The agreement has an initial term expiring on December 31, 2027, which automatically renews for a period of five years on each successive five-year period, unless terminated in accordance with its terms. NHS earns a monthly base management fee for property management services equal to 2% of gross revenue, an accounting fee of $14.00 per room for accounting services, payable monthly, and an administrative fee equal to 0.60% of gross revenues for administrative and other services. The Company also reimburses NHS for certain costs of operating the property incurred on behalf of the Company. All reimbursements are paid to NHS at cost, and the agreement can be terminated at any time without liquidated damages.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On February 4, 2021, in connection with the contribution of the Courtyard Aurora to the Operating Partnership, and pursuant to the Loan Agreement, dated as of February 4, 2021 (the “Loan Agreement”), the Company’s subsidiary LF3 Aurora, LLC (the “Owner”) and the TRS Subsidiary (collectively, the “Borrower”) entered into a new $15.0 million loan with Access Point Financial, LLC  (the “Lender”), $11.0 million of which is guaranteed by the Company, which is secured by the Courtyard Aurora (the “Courtyard Aurora Loan”). The Courtyard Aurora Loan is evidenced by a promissory note and has a variable interest rate of LIBOR plus 6.0% per annum, provided that LIBOR shall not be less than 1.0%.  The Courtyard Aurora Loan matures on February 5, 2024, and requires monthly payments of interest-only throughout the term, with the outstanding principal and any accrued and unpaid interest due at maturity. The Borrower has the right to prepay the Courtyard Aurora Loan in full subject to certain fees, costs and conditions contained in the loan documents. The Borrower can extend the maturity of the Courtyard Aurora Loan by 12 months upon satisfaction of certain conditions set forth in the promissory note. The Loan Agreement requires Borrower to fund a reserve account beginning in February 2023 based on a percentage of the Courtyard Aurora’s gross revenues, which will serve as additional collateral under the Courtyard Aurora Loan. The Loan Agreement also requires the Borrower to fund an interest reserve account at closing.  The Loan Agreement further provides for the Lender and Borrower to execute a line of credit up to $2.0 million within 45 days of the execution of the Loan Agreement.

The Loan Agreement contains customary events of default, including payment defaults.  If an event of default occurs under the Loan Agreement, the Lender may accelerate the repayment of amounts outstanding under the Loan Agreement and exercise other remedies subject, in certain instances, to the expiration of applicable cure periods.

Pursuant to the Loan Agreement, the Company entered into a Guaranty, which is a full recourse guarantee to the Lender of a maximum of $11.0 million of the loan amount, in certain circumstances, including the occurrence of certain events, including, without limitation, certain bankruptcy or insolvency proceedings involving the Borrower,  as further described in the Guaranty.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the real property described in this Current Report on Form 8-K at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: February 10, 2021	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary